FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS

2005 NOV 21 AM 10: 59

Articles of Amendment
to
Articles of Incorporation
of

Smart Kids Group,Inc.

(Name of corporation as currently filed with the Florida Dept. of State)

PO3C00016411

(Document number of corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing):

(Must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.")
(A professional corporation must contain the word "chartered", "professional association," or the abbreviation "P.A.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

Article VII amended to: The name and address of the directors are:

Shergold, Richard CCO and Director 9328 - 107 Avenue Edmonton, Alberta T5H 0T5

Ruppanner, Andy President and Director 44 Coyote Mountain Road Santa Fe, NM 87505

Yakiwchuk, Lisa Corporate Secretary and Director 18012 - 73 Avenue Edmonton, Alberta T5T 3K3

Kot, Kelly Director 7508 - 76 Street Edmonton, Alberta T6E 2E8

also see Below (Art. V)

(Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

Article V amended to: Capital Stock

This corporation is authorized to issue 400,000,000 $0.0001 Par Value stock which shall be disgnated as Common Shares.

(continued)

The date of each amendment(s) adoption: August 31, 2005

Effective date if applicable: ____________________

(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☑ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval by ____________________."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signature ____________________

(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Lisa Yakiwchuk

(Typed or printed name of person signing)

Corporate Secretary / Director

(Title of person signing)

FILING FEE: $35